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                                                                    EXHIBIT 23.1



                      Consent of Independent Accountants
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The Board of Directors
Vitesse Semiconductor Corporation


We consent to incorporation by reference in the registration statement on Form S-8 of Vitesse Semiconductor Corporation relating to the 1991 Stock Option Plan and the Vermont Scientific Technologies, Inc. 1998 Stock Option Plan of Vitesse Semiconductor Corporation of our report dated October 14, 1998, relating to the consolidated balance sheets of Vitesse Semiconductor Corporation and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended September 30, 1998, and related schedule, which report appears in the September 30, 1998 annual report on Form 10-K of Vitesse Semiconductor Corporation.

Los Angeles, California
December 21, 1998

/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP